EXHIBIT INDEX

Exhibit 23.2

Deloitte Touche Tohmatsu
Av. Presidente Wilson, 231
22º e 25º andares
20030-905 Rio de Janeiro – RJ
Brasil

Tel: + 55 (21) 3981-0500
Fax:+ 55 (21) 3981-0600
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Companhia Siderúrgica Belgo-Mineira on Form F-4 of our report dated June 23, 2005 (except for the matter discussed in Note 20, as to which the date is July 28, 2005) relating to the consolidated financial statements of Companhia Siderúrgica de Tubarão and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Yours truly,

/s/ DELOITTE TOUCHE TOHMATSU
Auditores Independentes

Rio de Janeiro, Brazil
September 8, 2005